Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-83975) pertaining to the 1999 Employee Stock Purchase Plan and 1998 Stock Plan of drugstore.com, inc.;

(2)	Registration Statement (Form S-8, No. 333-58174) pertaining to 1998 Stock Plan of drugstore.com, inc.;

(3)	Registration Statement (Form S-8, No. 333-85468) pertaining to the 1998 Stock Plan of drugstore.com, inc.;

(4)	Registration Statement (Form S-3, No. 333-118667) and related prospectus of drugstore.com, inc.; and

(5)	Registration Statement (Form S-3, No. 333-130097) and related prospectus of drugstore.com, inc.

of our reports dated March 16, 2006, with respect to the consolidated financial statements and schedule of drugstore.com, inc., drugstore.com, inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of drugstore.com, inc., included in this Annual Report (Form 10-K) for the year ended January 1, 2006.

/s/ Ernst & Young LLP

Seattle, Washington

March 16, 2006